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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 15, 2008

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                            SPRINT NEXTEL CORPORATION
             (Exact name of Registrant as specified in its charter)

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         Kansas                     1-04721                   48-0457967
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                          Identification No.)


      6200 Sprint Parkway, Overland Park, Kansas           66251
       (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (800) 829-0965

                2001 Edmund Halley Drive, Reston, Virginia 20191
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

Short-Term Incentive Plan Awards

On February 11, 2008, the Human Capital and Compensation Committee (the "Committee") of the Board of Directors of Sprint Nextel Corporation (the "Company") established the performance objectives and other terms of the Company's Short-Term Incentive Plan for the first quarter 2008 for officers and other eligible employees of the Company (the "First Quarter 2008 STI Plan"). The First Quarter 2008 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of the following specified performance objectives for the first quarter 2008: adjusted OIBDA (operating income plus depreciation, amortization and special items), weighted at 30%; volume of inbound customer calls to customer care, measured at 30%; a measure of retention of our post-paid wireless subscribers, which we refer to as post-paid churn, weighted at 20%; and net iDEN subscriber additions, weighted at 20%. The HC&CC has established a short-term incentive plan only for the first quarter 2008, and the terms for any short-term incentive plan for remaining portion of 2008, including any performance objectives, will be determined at a future date. The introduction of performance objectives for volume of inbound customer calls to customer care and net iDEN subscriber additions reflect our focus on reducing calls to care by removing the reasons customers call care and our commitment to enhancing Nextel Direct Connect subscriber performance.

The award payment under the First Quarter 2008 STI Plan will be determined based on the Company's results using three variables: (1) one quarter of each individual's annual incentive target opportunity, which is based on a percentage of the individual's base salary; (2) Company performance compared with each performance objective; and (3) relative weightings for each performance objective. Each of the performance objectives will have a threshold, target and maximum level of payment opportunity, with the maximum payment opportunity equal to 200% of the individual's target opportunity. To calculate each incentive award amount, an eligible employee's incentive target opportunity will be multiplied by the weightings and the payout results for each performance objective.

The actual incentive amounts paid under the First Quarter 2008 STI Plan will be based on the Company's actual results during the first quarter 2008 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Paul Saleh, Sprint Nextel's former Chief Financial Officer, served as interim Chief Executive Officer from October 8, 2007 through December 16, 2007. In recognition of his service as interim Chief Executive Officer, Sprint
Nextel will compensate Mr. Saleh with a lump sum payment of $250,000, pursuant to an amendment to Mr. Saleh's employment agreement.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SPRINT NEXTEL CORPORATION


Date: February 15, 2008                    /s/ Richard A. Montfort
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                                         By:   Richard A. Montfort
                                               Assistant Secretary